Exhibit 99.1

Riot Announces Fee Simple Acquisition of Land and First Data Center Lease with AMD at the Rockdale Site

●	Data center development and hyperscale leasing opportunity unlocked via fee simple acquisition of 200 acres of land underlying Riot’s Rockdale Site
●	Data center business firmly and rapidly established via execution of lease with AMD at Rockdale Site, with expected delivery beginning in January 2026 and completing in May 2026
●	Data center portfolio of 1.7 GW of fully approved power capacity in one of the leading data center markets in the U.S.

CASTLE ROCK, Colo., January 16, 2026 (GLOBE NEWSWIRE) -- Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), a Bitcoin-driven industry leader in the development of large-scale data centers and bitcoin mining applications, is pleased to announce a series of transformative transactions that firmly establish the Company’s rapidly scaling data center business, including:

●	The fee simple acquisition of 200 acres of land at Rockdale currently occupied by Riot (the “Rockdale Site”) for total consideration of $96.0 million funded entirely by the sale of approximately 1,080 bitcoin from Riot’s balance sheet, adding the Rockdale Site to Riot’s portfolio of data center development opportunities
●	The signing of a Data Center Lease and Services Agreement (“Data Center Lease”) with Advanced Micro Devices, Inc. (“AMD”), a leading innovator in high-performance computing, graphics and visualization technologies, at the Rockdale Site, which includes an initial deployment of 25 MW of critical IT load capacity to be delivered in phases beginning in January 2026 and completing in May 2026, with the potential for additional expansion of up to a total of 200 MW of critical IT load capacity

“I am pleased to share the substantial progress we have made at Rockdale, which expands our fully approved data center power portfolio to 1.7 gigawatts and, through the signing of a data center lease with AMD, firmly establishes Rockdale as a leading data center development opportunity,” said Jason Les, CEO of Riot. “This partnership represents a validation of Riot’s infrastructure, development capabilities, the attractiveness of our sites, our readily available power capacity, and our ability to offer innovative solutions to meet the requirements of top-tier tenants.

“Our data center team, led by Chief Data Center Officer Jonathan Gibbs, worked quickly to develop a uniquely tailored offering that met AMD’s immediate needs and offers a path for further expansion of our collaboration. We are incredibly excited to collaborate and grow with AMD, one of the most significant hardware manufacturers in the world and a key leader in the AI ecosystem.

These results mark a pivotal moment that cements Riot’s position as a leading data center developer, less than twelve months since the launch of our formal process to evaluate our assets for AI/HPC use. Today’s milestones strongly position us for future development and leasing opportunities. As we continue to work towards converting all available power capacity at our Rockdale and Corsicana sites for data center use, we are galvanized by the opportunity this presents for substantial long-term value creation for our shareholders.”

Acquisition of the Rockdale Site

Riot has completed the fee simple acquisition of 200 acres of land in Milam County, TX, on which the Company previously operated under a long-term ground lease, for total consideration of $96.0 million. This transaction permanently establishes Riot in Milam County, ensuring long-term growth and operational stability within the county’s business-friendly jurisdiction. Now fully owned and operated by Riot, the Rockdale Site features a 700 MW interconnection to the grid, dedicated water supply, and fiber connectivity. This acquisition immediately unlocks the Rockdale Site for data center development and supports the concurrently announced signing of a Data Center Lease with AMD. Riot intends to convert the full 700 MW of gross power capacity at its Rockdale Site for data center tenants.

Riot now owns and manages over 1,100 acres and 1.7 GW of power capacity across its two Texas facilities, which are separated by approximately 100 miles. Together, they anchor an unrivaled, leading position in the “Texas Triangle,” a formation of the major urban centers of Texas bounded by Austin, Dallas, Houston and San Antonio.

The fee simple acquisition of the land at the Rockdale Site was funded entirely by the sale of approximately 1,080 bitcoin from Riot’s balance sheet.

Signing of a Data Center Lease and Services Agreement with AMD

Riot has entered into the Data Center Lease with AMD to deliver 25 MW of critical IT load capacity at its Rockdale Site. The Data Center Lease carries an initial term of 10 years and is expected to generate approximately $311.0 million in contract revenue. Also included are three five-year extension options which, if fully exercised, would bring the total expected contract revenue to approximately $1.0 billion. In addition, AMD holds an expansion option for an additional 75 MW of critical IT load capacity and a right of first refusal for another 100 MW. If both are exercised, AMD’s total leased capacity at the Rockdale Site would increase to 200 MW.

The initial deployment will leverage Riot’s existing infrastructure at the Rockdale Site. Riot has commenced retrofitting one of its existing buildings, with delivery to AMD expected in two phases: the first in January 2026 and final completion in May 2026.

“At AMD, advancing high-performance computing and AI requires partners that can match our pace and scale,” said Hasmukh Ranjan, CIO of AMD. “We’re excited to work with Riot, whose capabilities, power availability, and high-density solutions align with our infrastructure roadmap. This collaboration strengthens our ability to deliver the performance and scalability the AI ecosystem demands.”

Key Agreement Highlights:

●	Approximately $311 million of contract value across the initial 10-year term for 25 MW of critical IT load capacity
●	Approximately $1.0 billion of contract value if all three five-year extension options are exercised
●	200 MW of total potential critical IT load capacity, inclusive of 75 MW expansion option and 100 MW right of first refusal
●	Retrofit capex for initial deployment of $89.8 million, representing $3.6 million per MW of critical IT load capacity
●	Expected average net operating income (“NOI”) contribution of equal $25 million per year
●	Modified gross lease with annual escalators

Conference Call

Riot will host a conference call on Friday, January 16, 2026 at 10:00 a.m. ET to discuss the business transactions.

This conference call will be available through the audio-only webcast, please use this link here to register: https://edge.media-server.com/mmc/p/hs62kpg2

Participants who choose to dial into the call in the United States or internationally, please use this link here: https://register-conf.media-server.com/register/BI9a63e918cca04be78db6ac3cc3853225

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s most trusted platform for powering and building digital infrastructure.

Riot’s mission is to empower the future of digital infrastructure by positively impacting the sectors, networks, and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin-driven industry leader in the development of large-scale data centers and bitcoin mining applications. The Company’s vertically integrated strategy spans Bitcoin mining, engineering, and the development of large-scale data center projects designed to support the growing demand for high-density computing. Riot currently operates Bitcoin mining facilities in central Texas and Kentucky, with engineering and fabrication capabilities in Denver and Houston. The Company is now expanding into data center development, strengthening its position as a foundational builder in the digital economy.

For more information, visit www.riotplatforms.com.

Non-GAAP Financial Measures

This press release includes a forward-looking non-GAAP financial measure, expected net operating income (NOI) contribution, which the Company defines as expected lease revenue for a specific lease less expected cost of revenue. Cost of revenue, includes compensation, IT equipment and software, and other costs directly related to the lease. Management uses expected NOI contribution to assess the projected operating performance of individual leases. The most directly comparable GAAP measure is operating income. Expected NOI contribution has significant limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP results. In evaluating expected NOI contribution, you should be aware that future non-reimbursable lease operating expenses may arise that are not currently known. The Company’s presentation of expected NOI contribution should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. This measure excludes the impact of capital expenditures, material financial obligations, general and administrative expenses and depreciation and amortization, all of which have real economic effects and could materially affect the Company’s consolidated financial results. Definitions and calculations of expected NOI contribution may vary among companies, and therefore the Company’s expected NOI contribution may not be comparable to similar measures published by others. A reconciliation of expected NOI contribution to operating income is not provided because expected NOI contribution is only calculated for specific leases. Certain amounts cannot be reasonably estimated without unreasonable efforts because certain reconciling metrics are out of the Company’s control, and such estimates would imply a degree of precision that could be misleading to investors.

For more information, please refer to our GAAP financial statements included in our most recent filings with the SEC.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” similar expressions and their negatives are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to: plans to develop data centers; the Company’s data center lease at the Rockdale Site; total lease contract value over the term with and without exercising options and extensions; forecasted capital expenditures and descriptions thereof; projected delivery timeline of the site; forecasted demand for energy at the sites; the Company’s expansion plans at the site, the Company’s anticipated financing plan for the project, and the Company’s other plans, projections, objectives, expectations, and intentions more generally. These forward-looking statements are subject to a number of risks and uncertainties that may cause results, performance, or achievements to be materially different from those expressed or implied, including, without limitation: risks relating to developing the Company’s power capacity for data center purposes, including construction plans, delays, supply chain issues, permitting or regulatory hurdles, and unforeseen technical challenges; the anticipated demand for large data centers; changes in leasing arrangements; risks relating to the financing of new data centers; future economic conditions, performance, or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; our ability to maximize the value of our full power portfolio; the number and value of Bitcoin rewards and transaction fees we earn from our ongoing Bitcoin Mining operations; future self-mining hash rate capacity; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; unaudited estimates of bitcoin production; risks related to the success, schedule, cost and difficulty of integrating businesses we acquire; and our failure to realize anticipated efficiencies and strategic and financial benefits from our acquisitions. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward- looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Additional Information and Communications

For important news and information regarding the Company, including presentations and other news and events, visit the Investor Relations section of the Company's website, riotplatforms.com/overview, and the Company’s social media accounts, including on X and LinkedIn.

Contacts:

Investor Contact:
Joshua Kane / Phil McPherson

IR@Riotplatforms.com

Media Contact:
Becca Rincon
PR@Riotplatforms.com